UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 8, 2016, Ashley C. Keller resigned from his position as a member of the board of directors of Vringo, Inc. (the “Company”) and its subsidiaries and as a member of all committees of the board of directors on which he serves.

(d)           On February 8, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors of the Company, the board of directors appointed Bruce T. Bernstein as a member of the Company’s board of directors effective immediately, to fill the vacancy created by the resignation of Mr. Keller from the board of directors of the Company and to hold office until his successor is duly elected and qualified. Effective as of February 8, 2016, Mr. Bernstein will serve on the Audit Committee and on the Compensation Committee of the board of directors of the Company.

 Mr. Bernstein has over thirty years of experience in the securities industry, primarily as senior portfolio manager for two alternative finance funds as well as in trading and structuring of arbitrage strategies. Mr. Bernstein has served as President of Rockmore Capital, LLC since 2006, the manager of a direct investment and lending fund with peak assets under management of $140 million. Previously, he served as Co-President of Omicron Capital, LP, an investment firm based in New York, which he joined in 2001. Omicron Capital focused on direct investing and lending to public small cap companies and had peak assets under management of $260 million. Prior to joining Omicron Capital, Mr. Bernstein was with Fortis Investments Inc. where he was Senior Vice President in the bank’s Global Securities Arbitrage business unit, specializing in equity structured products and equity arbitrage and then President in charge of the bank’s proprietary investment business in the United States. Prior to Fortis, Mr. Bernstein was Director in the Equity Derivatives Group at Nomura Securities International specializing in cross-border tax arbitrage, domestic equity arbitrage and structured equity swaps. He started his career at Kidder Peabody where he rose to the level of Assistant Treasurer. Mr. Bernstein also serves as a member of the board of directors of XpresSpa Holdings, the leading airport spa company in the world, based in New York. Mr. Bernstein is also a member of the board of Summit Digital Health, a laser based blood glucose monitor distributor, based in New Jersey. Mr. Bernstein holds a B.B.A. from City University of New York (Baruch).

As a non-employee director, Mr. Bernstein is entitled to receive cash compensation and grants of stock options, restricted stock units or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company.

There are no arrangements or understandings between Mr. Bernstein and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Bernstein has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Date: February 8, 2016	By:	/s/ Andrew D. Perlman
	Name:	Andrew D. Perlman
	Title:	Chief Executive Officer